As filed with the Securities and Exchange Commission on January 24, 2002

                             Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            JEFFERIES GROUP, INC.
         (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                      95-4719745
   (State or other Jurisdiction                         (I.R.S. Employer
 of Incorporation or Organization)                     Identification No.)


                         11100 SANTA MONICA BOULEVARD
                                 11TH FLOOR
                         LOS ANGELES, CALIFORNIA 90025
                               (310) 445-1199
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 COPIES TO:

        STEVEN C. ROOT                              JERRY M. GLUCK
 LAW OFFICES OF STEVEN C. ROOT                    JEFFERIES GROUP, INC.
     29 JOB SEAMANS ACRES                    11100 SANTA MONICA BOULEVARD
NEW LONDON, NEW HAMPSHIRE 03257                       11TH FLOOR
       (603) 526-4770                        LOS ANGELES, CALIFORNIA 90025
                                                    (310) 445-1199

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
                                 PROPOSED    PROPOSED
TITLE OF                         MAXIMUM     MAXIMUM
SECURITIES                       OFFERING    AGGREGATE         AMOUNT OF
TO BE           AMOUNT TO BE     PRICE PER   OFFERING          REGISTRA-
REGISTERED(1)   REGISTERED(2)    SHARE(3)    PRICE             TION FEE(4)
-----------------------------------------------------------------------------

Common Stock
  of Jefferies
  Group, Inc...   757,785         $42.83     $32,455,931.54    $ 2,985.94
-----------------------------------------------------------------------------


(1) This registration statement (the "Registration Statement") covers shares of Common Stock of Jefferies Group, Inc. (the "Company") that may be sold from time to time by Selling Shareholders named herein.

(2) Includes an indeterminate number of additional shares of Common Stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416(b).

(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the reported high and low sales prices for shares of Common Stock on January 23, 2002, as reported in the consolidated reporting system for New York Stock Exchange-listed securities.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $92 per $1 million of proposed maximum aggregate offering price.

The information in this prospectus is neither final nor complete. These securities may not be sold until the related registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities nor is it an invitation for offers to buy these securities in any state where not permitted.


                  SUBJECT TO COMPLETION, DATED JANUARY 24, 2002

PROSPECTUS

                         757,785 Shares of Common Stock

                              JEFFERIES GROUP, INC.


We are registering up to 757,785 Shares of our Common Stock for sale by the Selling Shareholders listed on page 3 of this prospectus. These Shares were originally issued by us in connection with our acquisitions of The Europe Company Ltd. and affiliates and Lawrence Helfant Inc. and affiliates and our investment in Quarterdeck Investment Partners, LLC.

We will not receive any of the proceeds from the sale of the shares by the Selling Shareholders. The Selling Shareholders will bear all sales commis-sions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Shareholders will be borne by us.

Our common stock is traded on the New York Stock Exchange under the symbol "JEF." On January 23, 2002, the closing sales price of one share of common stock was $43.43.

For a more complete description of this offering, and before making your investment decision, you should carefully read:

- this prospectus, which explains the general terms of the securities that we may offer; and

- the documents referred to in "Where You Can Find More Information" for information about us, including our consolidated financial statements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

January __, 2002

                            JEFFERIES GROUP, INC.

Jefferies Group, Inc. is a holding company which, through its three primary subsidiaries, Jefferies & Company, Inc., Jefferies International Limited and Jefferies Pacific Limited, is an international investment bank that focuses on capital raising, research, mergers and acquisitions, advisory and restructuring services for small- to medium-sized companies and trading in equity and high yield securities, convertible bonds, options, futures and international securities for institutional clients. We maintain 20 offices worldwide, including Boston, Chicago, Dallas, Hong Kong, London, Los Angeles, New York, Paris, San Francisco, Tokyo and Zurich.

Our principal executive office is at 11100 Santa Monica Boulevard, 11th Floor, Los Angeles, California 90025, and our telephone number there is (310) 445-1199.

                     WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room, 450 Fifth Street, Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

- Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 30, 2001;

- Quarterly Report on Form 10-Q for the quarter ended March 30, 2001, filed with the SEC on May 11, 2001;

- Quarterly Report on Form 10-Q for the quarter ended June 29, 2001, filed with the SEC on August 10, 2001;

- Quarterly Report on Form 10-Q for the quarter ended September 28, 2001, filed with the SEC on November 9, 2001; and

- The description of common stock contained in the Registration Statement on Form 10, filed with the SEC on April 20, 1999, including any other amendment or report filed for the purpose of updating such description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of the completion of the offering of the securities described in this prospectus and the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                        Jefferies Group, Inc.
                    11100 Santa Monica Boulevard
                            11th Floor
                    Los Angeles, California 90025
                          (310) 445-1199

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

                     CAUTIONARY STATEMENT PURSUANT
                               TO THE
            PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "intends," "will," "plans," "expects," "anticipates," "estimates," "believes," or similar expressions, whether in the negative or affirmative. These forward-looking statements represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in this prospectus, particularly under the heading "Risk Factors" and in documents incorporated by reference in this prospectus. We do not assume any obligation to update any forward-looking statement we make.

                            RISK FACTORS

An investment in securities of the Company entails a significant degree of risk and, therefore, should be undertaken only by investors capable of evaluating the merits and risks of an investment and capable of bearing the risk that such an investment represents. Prospective purchasers should carefully consider the following factors before making a decision to invest in our Company. The following list is not a complete list of all risks involved.

Our Common Stock may trade at prices below your purchase price.

The price of our Common Stock may fluctuate widely, depending upon many factors, including our perceived prospects, the perceived prospects of the securities and financial services industries in general, differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, changes in general economic or market conditions and broad market fluctuations. If these or other factors cause the price of our Common Stock to fluctuate, our Common Stock may trade at prices significantly below your purchase price.

Changing conditions in financial markets and the economy could result in decreased revenues.

As an investment banking and securities firm, changes in the financial markets or economic conditions in the United States and elsewhere in the world, could adversely affect our business in many ways, including the following:

- a market downturn could lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads; and

- unfavorable financial or economic conditions would likely reduce the number and size of transactions in which we provide underwriting, financial advisory and other services. Our corporate finance revenues, in the form of financial advisory and underwriting fees, are directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn.

Volatility in financial markets exposes us to risk of loss.

We maintain substantial trading positions in many securities, and thus market volatility can expose us to potential loss due to fluctuations in trading prices over a particular period or in a particular market.

Increased competition may adversely affect our revenues and profitability.

All aspects of our business are intensely competitive. We compete directly with numerous other brokers and dealers, investment banking firms and banks. In addition to competition from firms currently in the securities business, there has been increasing competition from others offering financial services, including automated trading and other services based on technological innovations. Competition also extends to the hiring and retention of highly skilled employees. A competitor may be successful in hiring away an employee or group of employees, which may result in our losing business formerly serviced by such employee or employees. Such competition can also raise our costs of hiring and retaining the key employees we need to effectively execute our business plan.

Extensive regulation of our business limits our activities and may subject us to significant penalties.

The securities industry in the United States is subject to extensive regulation under both federal and state laws. The Securities and Exchange Commission is the federal agency responsible for the administration of federal securities laws. In addition, self-regulatory organizations, principally the NASD Regulation, Inc. and the securities exchanges, are actively involved in the regulation of broker-dealers. Securities firms are also subject to regulation by state securities commissions in those states in which they do business. Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees. The Commission, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, suspension, expulsion of a broker-dealer, its officers or employees, or revocation of broker-dealer licenses. Additional legislation, changes in rules promulgated by the Commission and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect our mode of operation and our profitability.

Legal liability may harm our business.

Many aspects of our business involve substantial risks of liability, and in the normal course of business, we have been named as defendants or co-defendants in lawsuits involving primarily claims for damages. Some of these risks include potential liability under securities or other laws for materially false or misleading statements made in connection with securities and other transactions, potential liability for the advice we provide to participants in corporate transactions and disputes over the terms and conditions of complex trading arrangements. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. Substantial legal liability against us could have a material financial effect or cause significant reputational harm to us, which in turn could seriously harm our business prospects.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

We face operational risk arising from mistakes made in the confirmation or settlement of transactions or from transactions not being properly recorded, evaluated or accounted. Our business is highly dependent on our ability to process, on a daily basis, a large number of transactions across numerous and diverse markets, and the transactions we process have become increasingly complex. Consequently, we rely heavily on our financial, accounting and other data processing systems. If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our business, liability to clients, regulatory intervention or reputational damage. The inability of our systems to accommodate an increasing volume of transactions could also constrain our ability to expand our business.

                           SELLING SHAREHOLDERS

The following table sets forth certain information with respect to the ownership of Common Stock held by each Selling Shareholder and the number of Shares of Common Stock offered by each Selling Shareholder under this Prospectus. The information has been supplied by the Selling Shareholders. The Selling Shareholders may sell all, some or none of their Shares in this offering. See "Plan of Distribution."

                          Number of Shares    Number of     Number of Shares
Name of                   Owned Prior         Shares        To Be Owned
Selling Shareholder       Prior to Offering   Offered       After Offering(1)
-----------------------   -----------------   ----------    ----------------

Crustel Holdings Inc.(2)     68,412             68,412            -0-

Guillaume d'Halluin(2)        7,653              3,439           4,214

David Eton(2)                19,395             14,404           4,991

Henry Reid(2)               129,355             97,763          31,592

Gijsbert Groenewegen(2)       1,137              1,137            -0-

Click.com(2)                 30,983             30,983            -0-

Lawrence Helfant(3)         324,999            324,999            -0-

Gary Esayian(3)              59,723             59,723            -0-

Mark Meskin(3)               59,723             59,723            -0-

Peter Wilkniss(3)            13,888             13,888            -0-

Quarterdeck Investment
  Partners, Inc.(4)          83,314             83,314            -0-


(1) The number of Shares to be owned after the offering assumes each Selling Shareholder offers and sells all of his or her offered Shares and does not dispose of Shares owned apart from the Shares offered hereby. In all cases, such number of remaining Shares would represent less than one percent of the outstanding class of Common Stock as of the date of this prospectus.

(2) This Selling Shareholder received Shares from us in connection with our acquisition of The Europe Company Ltd. and affiliates. Mr. Reid is currently a Director of Jefferies International Ltd., our subsidiary.

(3) This Selling Shareholder received Shares from us in connection with our acquisition of Lawrence Helfant Inc. and affiliates. Mr. Helfant is Co-Chairman of Helfant Group, Inc. (formerly W & D Securities, Inc.), our subsidiary. Mr. Esayian is a Managing Director and a Director of Helfant Group, Inc. Mr. Meskin is a Managing Director, Chief Information Officer and a Director of Helfant Group, Inc. Mr. Wilkniss is a Managing Director, Chief Financial Officer and a Director of Helfant Group, Inc.

(4) This Selling Shareholder received Shares from us in connection with our investment in Quarterdeck Investment Partners, LLC. This Selling Shareholder retains an 83-1/3% ownership interest in Quarterdeck Investment Partners LLC, and we control a 16-2/3% interest in that entity.

During August and September of 2000, we issued 216,138 shares of common stock in partial consideration for our acquisition of The Europe Company Ltd. and affiliates. During September and October 2001, we issued 458,333 shares of common stock to the owners of Lawrence Helfant, Inc. and affiliates in connection with and as partial consideration for our acquisition of Lawrence Helfant, Inc. and affiliates. During March 2001, we issued 83,314 shares of common stock to Quarterdeck Investment Partners, Inc. in connection with our strategic alliance with Quarterdeck Investment Partners, LLC and as partial consideration for the acquisition of 16-2/3% interest in Quarterdeck Investment Partners, LLC. The securities issued in those acquisitions which are being offered hereby were issued in transactions not involving a public offering and exempt from registration pursuant to Section 4(2) of the
Securities Act of 1933.   The Shares issued in those acquisitions and offered
hereby are subject to various contractual terms, including in some cases restrictions on transferability that may remain in effect for periods of years. We have the right, but not the legal obligation, to waive these restrictions and permit the sale of the Shares.

                               PLAN OF DISTRIBUTION

The Company is registering the Shares on behalf of the Selling Shareholders. As used herein, "Selling Shareholders" includes donees, pledgees or other transferees selling shares received from a named Selling Shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Shareholders. Sales of Shares may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange or other stock exchanges, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. We are not aware that the Selling Shareholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders.

The Selling Shareholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such brokers-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Shareholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act.
The Company has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Shareholder that a donee, pledgee or other transferee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

Jefferies & Company, Inc., our broker-dealer subsidiary, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities or act as broker or dealer in connection with sales of the Shares. Accordingly, offerings of Shares in which Jefferies & Company, Inc. participates will conform to applicable requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the Shares will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

This prospectus together with any applicable prospectus supplement may also be used by Jefferies & Company, Inc. and other of our affiliates in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

                                     EXPERTS

The consolidated financial statements of Jefferies Group, Inc. as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                                TABLE OF CONTENTS

                                                                        PAGE

Jefferies Group, Inc............................................          2
Where You Can Find More Information.............................          2
Cautionary Statement Pursuant to Private
   Securities Litigation
   Reform Act of 1995...........................................          3
Risks Factors...................................................          3
Selling Shareholders............................................          5
Plan of Distribution............................................          6
Experts.........................................................          7

                                   PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses to be incurred and paid by the Registrant in connection with the offerings described in this Registration Statement (other than underwriting discounts and commissions).


SEC registration fee........................................  $    2,986
Legal fees and expenses.....................................      12,000*
Accounting fees and expenses................................       5,000*
Miscellaneous...............................................       5,000*
                                                               ---------
  Total.....................................................   $  24,986
                                                               ==========
*  Estimated and subject to future contingencies.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Amended and Restated Certificate of Incorporation (the Charter) of Jefferies Group, Inc. (Jefferies) and Jefferies' Amended and Restated By-Laws (the By-Laws) require Jefferies to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Charter and By-Laws also provide that Jefferies may, by action of the Board of Directors, provide indemnification to any employee or agent of Jefferies to the same extent as the foregoing indemnification of directors and officers of Jefferies.

The right to indemnification under the Charter and By-Laws includes the right to be paid the expenses and costs incurred in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding (subject, in the case of employees and agents, to authorization by the Board of Directors) upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Jefferies as authorized in the Charter or By-Laws.

In addition, the officers and directors of Jefferies are insured under officers' and directors' liability insurance policies purchased by Jefferies, as permitted by the By-Laws. Under the By-Laws, Jefferies has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Jefferies, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity whether or not Jefferies has the power to indemnify such person against such liability under the provisions of the By-Laws or applicable law.


ITEM 16. EXHIBITS

Exhibit
  No.                                        Description

  5                                Opinion of Steven C. Root, Esquire.
 23.1                              Consent of KPMG LLP.
 23.2                              Consent of Steven C. Root, Esquire
                                   (included in Exhibit 5).
 24                                Powers of Attorney (included on signature
                                   page).

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Jefferies pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Act, each filing of Jefferies' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jefferies Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on January 23, 2002.


JEFFERIES GROUP, INC.

/s/ Frank E. Baxter
--------------------------------------
Frank E. Baxter, Chairman of the
Board of Directors





POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jerry M. Gluck and Joseph A. Schenk, and each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


      SIGNATURE                        TITLE                     DATE
      ---------                        -----                     ----

/s/ FRANK E. BAXTER           Chairman of the Board         January 23, 2002
-----------------------       of Directors
  Frank E. Baxter


/s/ RICHARD B. HANDLER        Chief Executive Officer       January 23, 2002
-----------------------       and Director (principal
  Richard B. Handler          executive officer)


/s/ JOHN C. SHAW              Director, President and       January 23, 2002
-----------------------       Chief Operating Officer
  John C. Shaw


/s/ W. PATRICK CAMPBELL       Director                      January 23, 2002
-----------------------
  W. Patrick Campbell


/s/ RICHARD G. DOOLEY         Director                      January 23, 2002
-----------------------
  Richard G. Dooley


/s/ JOSEPH A. SCHENK          Chief Financial Officer       January 23, 2002
-----------------------       (principal financial and
  Joseph A. Schenk            accounting officer)

      SIGNATURE                        TITLE                     DATE
      ---------                        -----                     ----

/s/ SHELDON B. LUBAR          Director                      January 23, 2002
-----------------------
  Sheldon B. Lubar


/s/ FRANK V. MACCHIAROLA      Director                      January 23, 2002
------------------------
  Frank V. Macchiarola

                                  INDEX TO EXHIBITS

                                                                SEQUENTIALLY
EXHIBIT                                                         NUMBERED
  NO.               DESCRIPTION                                 PAGE
-------             -----------                                 ------------

  5       Opinion of Steven C. Root, Esquire.
 23.1     Consent of KPMG LLP.
 23.2     Consent of Steven C. Root, Esquire (included
          in Exhibit 5).
 24       Powers of Attorney (included on signature page).

                                    Exhibit 5


Law Offices of Steven C. Root
29 Job Seamans Acres
New London, NH 03257
                                 January 24, 2002

Jefferies Group, Inc.
11100 Santa Monica Boulevard
Los Angeles, CA  90025

Re: Registration Statement on Form S-3 Relating to 757,785 Shares of Common Stock of Jefferies Group, Inc.

Ladies and Gentlemen:

I have acted as counsel to Jefferies Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 757,785 shares of the Company's common stock (the "Registered Shares"), $.0001 par value per share (the "Shares"), previously issued by the Company to certain shareholders. The Shares are to be offered and sold by those shareholders and, in certain cases, transferees, as described in the prospectus included in the Registration Statement.

In connection with this opinion, I have examined the Registration Statement, the Amended and Restated Certificate of Incorporation and By-laws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, documents relating to the prior issuance of the Shares by the Company, and such other records as I have deemed relevant. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact as I have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

In my opinion, the Registered Shares are validly issued, fully paid, and non-assessable shares of Common Stock.

I am a member of the Bar of the State of New Hampshire, and I do not express any opinion herein concerning any law other than the Delaware General Corporation Law, as amended, including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, the laws of the state of New Hampshire, and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registra-tion Statement. In giving such opinion and consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/  Steven C. Root
Steven C. Root

                                  Exhibit 23.1

                          CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Jefferies Group, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-3 of Jefferies Group, Inc. of our report dated January 17, 2001, relating to the consolidated statements of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Jefferies Group, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/ KPMG LLP

Los Angeles, California
January 24, 2002